Exhibit 10.8


                        [EXECUTIVE SEVERANCE AGREEMENT - CATEGORY A]



Dear    :

         Owens & Minor, Inc. (the "Company") considers it essential and in the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

         The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's senior management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

         In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment with the Company is terminated under the circumstances described below subsequent to a "change in control of the Company" (as defined in Section 2).

         1. Term of Agreement. This Agreement shall commence on __________, and shall continue in effect through December 31, _______; provided, however, that commencing on January 1, 200___, and every other January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement provided that no such notice may be given during the pendency of a potential change in control of the Company, as defined in Section 2; and provided, further, that if a "change in control of the Company", as defined in Section 2, shall have occurred during the original and any extension of the term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four
(24) months beyond the month in which such change in control occurred.

         2. Change in Control and Potential Change in Control.

              (i) No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

                    (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing 20% or more of the combined voting power of the then outstanding securities; provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose;

                    (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

                    (c) the stockholders of the Company approve a merger or consolidation of the Company with any other Company and such merger or consolidation is consummated, other than (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

                    (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

              (ii) For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if:

                    (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company;

                    (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company;
                    (c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 3 percentage points or more over the percentage so owned by such person on the date hereof; or

                    (d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Company has occurred.

              (iii) You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will remain in the employ of the Company until the earliest of (a) a date which is 180 days from the occurrence of such potential change in control of the Company, (b) the termination by you of your employment by reason of Disability as defined in Section 3(ii), or (c) the date on which you first become entitled under this Agreement to receive the benefits provided in Section 4 (ii) below.

         3.   Termination Following Change in Control.

              (i) General. If any of the events described in Section 2 constituting a change in control of the Company occurs, you shall be entitled to the benefits provided in Section 4(ii) upon the subsequent termination of your employment during the term of this Agreement regardless of the cause of termination. In the event your employment with the Company is terminated for any reason and a change in control of the Company occurs after your termination, you shall not be entitled to any benefits hereunder.

              (ii) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

              (iii) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

              (iv) Date of Termination,  Etc. "Date of  Termination"  shall mean
(a) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30)-day period), and
(b) if your employment is terminated for any reason (other than Disability), the date specified in the Notice of Termination.

         4. Compensation Upon Termination or During Disability. Following a change in control of the Company, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement:

              (i) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(ii) hereof. Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

              (ii) If your employment by the Company should be terminated for any reason, you shall be entitled to the benefits provided below:

                    (a) the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due;

                    (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Section 5(vii), a lump sum severance payment equal to 2.99 times (or such lesser number of years and partial years as may then be remaining until your normal retirement age under the Company Pension Plan) the sum of (1) the greater of (i) your annual rate of base salary in effect on the Date of Termination or (ii) your annual rate of base salary in effect immediately prior to the change in control of the Company and (2) the greater of (i) the average of the last three annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to you preceding the Date of Termination or (ii) your target or budgeted annual bonus of the year that includes your Date of Termination;

                    (c) the Company shall pay to you all reasonable legal fees and expenses incurred by you as a result of such termination, including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (other than any such fees or expenses incurred in connection with any such claim which is determined by a court of competent jurisdiction to be frivolous) or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                    (d) the Company shall allow you and your dependents to continue participation in the Company's medical benefits and life insurance plans for a period of 2.99 years from your Date of Termination.

              (iii) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as a result of employment by another employer, by retirement benefits, or by offset against any amount claimed to be owed by you to the Company, or otherwise.

         5.   Limit on Amounts Payable.

              (i) The severance pay and other payments, distributions and benefits provided by the Company to or for your benefit pursuant to this Executive Severance Agreement and under other plans, programs, and agreements may constitute Parachute Payments that are subject to the "golden parachute" rules of Code section 280G and the excise tax of Code section 4999. The Company and you intend to reduce any Parachute Payments (but not any payment, distribution or other benefit that is not a Parachute Payment) if, and only to the extent that, a reduction will allow you to receive a greater Net After Tax Amount than you would receive absent a reduction. The remaining provisions of this subsection describe how that intent will be effectuated.

              (ii) The Accounting Firm will first determine the amount of any Parachute Payments that are payable to you. The Accounting Firm will also determine the Net After Tax Amount attributable to your total Parachute Payments.

              (iii) The Accounting Firm will next determine the amount of your Capped Parachute Payments. Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to your Capped Parachute Payments.

              (iv) You will receive the total Parachute Payments unless the Accounting Firm determines that the Capped Parachute Payments will yield you a higher Net After Tax Amount, in which case you will receive the Capped Parachute Payments. If you will receive the Capped Parachute Payments, your total
Parachute Payments will be adjusted by first reducing the amount payable under any other plan, program, or agreement that, by its terms, requires a reduction to prevent a "golden parachute" payment under Code section 280G; by next reducing your benefit, if any, under this Executive Severance Agreement, to the extent it is a Parachute Payment; by next reducing the severance pay payable under Section 4(ii) of this Agreement; and thereafter by reducing Parachute Payments payable under other plans and agreements (with the reductions first coming from cash benefits and then from noncash benefits). The Accounting Firm will notify you and the Company if it determines that the Parachute Payments must be reduced to the Capped Parachute Payments and will send you and the Company a copy of its detailed calculations supporting that determination.

              (v) If,  pursuant to  paragraph  (iv),  you will receive the total
Parachute Payments, the Company shall indemnify you and hold you harmless against all claims, losses, damages, penalties, expenses, and excise taxes. To effect this indemnification, the Company must pay you an additional amount (the "Gross-Up Payment") that after payment by you of all taxes, including, without limitation, any income, employment and excise taxes (and any interest and penalties imposed with respect thereto), imposed upon the Gross-Up Payment leaves you a net amount from the Gross-Up Payment equal to the excise tax under Code section 4999 imposed on the Parachute Payments. The determination of any additional amount that must be paid under this paragraph must be made by the Company in good faith.

              (vi) As a result of any uncertainty in the application of Code sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 5, it is possible that amounts will have been paid or distributed to you that should not have been paid or distributed under this Section 5 ("Overpayments"), or that additional amounts should be paid or distributed to you under this Section 5 ("Underpayments"). If the Accounting Firm determines, based on either controlling precedent, substantial authority or the assertion of a deficiency by the Internal Revenue Service against you or the Company, which assertion the Accounting Firm believes has a high probability of success, that an Overpayment has been made, then you shall have an obligation to pay the Company upon demand an amount equal to the sum of the Overpayment plus interest on such Overpayment at the prime rate provided in Code section 7872(f)(2) from the date of your receipt of such Overpayment until the date of such repayment; provided, however, that you shall be obligated to make such repayment if, and only to the extent, that the repayment would either reduce the amount on which you are subject to tax under Code section 4999 or generate a refund of tax imposed under Code section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify you and the Company of that determination and the Company will pay the amount of that Underpayment to you promptly in a lump sum, with interest calculated on such Underpayment at the prime rate provided in Code section 7872(f)(2) from the date such Underpayment should have been paid until actual payment.

              (vii) All  determinations  made by the Accounting  Firm under this
Section 5 are binding on you and the Company and must be made as soon as practicable but no later than thirty days after your Date of Termination. Within thirty days after your Date of Termination, the Company will pay to you the severance pay under Section 4 or the reduced Severance Amount as calculated by the Accounting Firm pursuant to Section 5.

              (viii) For purposes of this Agreement, the following terms shall have the meanings indicated below:

              (a) "Accounting Firm" means the public accounting firm retained as the Company's independent auditor as of the date immediately prior to the Change in Control. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, you shall be entitled to appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). If, however, such firm declines or is unable to undertake the determinations assigned to it under this Agreement, then "Accounting Firm" shall mean such other independent accounting firm mutually agreed upon by the Company and you.

              (b) "Capped Parachute Payments" means the largest amount of Parachute Payments that may be paid to you without liability for any excise tax under Code section 4999.

              (c) "Net After Tax Amount" means the amount of any Parachute Payments or Capped Parachute Payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any state or local income taxes applicable to you as in effect on the date of the payment under Section 5 of this Agreement. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Parachute Payments, as applicable, in effect for the year for which the determination is made.

              (d) "Parachute  Payment" means a payment that is described in Code section 280G(b)(2) (without regard to whether the aggregate present value of such payments exceeds the limit prescribed by Code section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code section 280G and the regulations promulgated thereunder, or, in the absence of final regulations, the proposed regulations promulgated under Code section 280G

         6.   Successors; Binding Agreement.

              (i) The Company will require any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would have been entitled hereunder if you had terminated your employment following a change in control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

              (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

         7. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under
Section 4 shall survive the expiration of the initial or any extension term of this Agreement if benefits have become payable under such section before such expiration.

         9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the Commonwealth of Virginia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect to the subject matter contained herein and during the term of the Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.

         13. Effective Date. This Agreement is effective as of the date set forth below. If this letter sets forth our agreement on the subject matter thereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.


Sincerely,



G. Gilmer Minor, III
President and
Chief Executive Officer


Agreed as of the ____ day
of __________________, 19___.

                  [EXECUTIVE SEVERANCE AGREEMENT - CATEGORY B]







Dear :

      Owens & Minor, Inc. (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

      The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's senior management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

      In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment with the Company is terminated under the circumstances described below subsequent to a "change in control of the Company" (as defined in Section 2).

      1. Term of Agreement. This Agreement shall commence on ______________, and shall continue in effect through December 31, ______; provided, however, that commencing on January 1, 200___, and every other January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement provided that no such notice may be given during the pendency of a potential change in control of the Company, as defined in Section 2; and provided, further, that if a "change in control of the Company", as defined in Section 2, shall have occurred during the original and any extension of the term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four
(24) months beyond the month in which such change in control occurred.

      2. Change in Control and Potential Change in Control.

            (i) No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

                  (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose;

                  (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

                  (c) the stockholders of the Company approve a merger or consolidation of the Company with any other Company and such merger or consolidation is consummated, other than (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and such liquidation or sale of assets is consummated.

            (ii) For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if:

                  (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company;

                  (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company;

                  (c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 3 percentage points or more over the percentage so owned by such person on the date hereof; or

                  (d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Company has occurred.

            (iii) You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will remain in the employ of the Company until the earliest of (a) a date which is 180 days from the occurrence of such potential change in control of the Company, (b) the termination by you of your employment by reason of Disability as defined in Section 3(ii), or (c) the date on which you first become entitled under this Agreement to receive the benefits provided in Section 4(ii) below.

      3.    Termination Following Change in Control.

            (i) General. If any of the events described in Section 2 constituting a change in control of the Company occurs, you shall be entitled to the benefits provided in Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement unless such termination is (a) because of your death or Disability, (b) by the Company for Cause, or (c) by you other than for Good Reason. In the event your employment with the Company is terminated for any reason and subsequently a change in control of the Company should have occurred, you shall not be entitled to any benefits hereunder.

            (ii) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty
(30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

            (iii) Cause. Termination by the Company of your employment for "Cause" shall mean termination (a) upon the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection 3(v)) by you for Good Reason (as defined in Subsection 3(iv)), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (b) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you without good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

            (iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a change in control of the Company of any of the following circumstances unless, in the case of paragraphs (a), (e), (f), (g) or (h), such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3(vi)) specified in the Notice of Termination (as defined in Section 3(v)) given in respect thereof:

                  (a) the assignment to you of any duties inconsistent (except in the nature of a promotion) with the position in the Company that you held immediately prior to the change in control of the Company, or an adverse alteration in the nature or status of your position or responsibilities or the conditions of your employment from those in effect immediately prior to such change in control;

                  (b) a reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company;

                  (c) the Company's requiring you to be based more than 25 miles from the Company's offices at which you are principally employed immediately prior to the date of the change in control except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations

                  (d) the failure by the Company to pay to you any portion of your current compensation or compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                  (e) the failure by the Company to continue in effect any material compensation or benefit plan in which you participate immediately prior to the change in control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided in the level of your participation relative to other participants, than existed at the time of the change in control of the Company;

                  (f) the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's life insurance, medical, dental, accident, or disability plans in which you were participating at the time of the change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of your years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the change in control of the Company;

                  (g) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof; or

                  (h) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Agreement.

                  Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

            (v) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

            (vi) Date of Termination, Etc. "Date of Termination" shall mean (a) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30)-day period), and
(b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of termination for Good Reason shall not be less than fifteen
(15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding arbitration award; and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.

      4. Compensation Upon Termination or During Disability. Following a change in control of the Company, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement:

            (i) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(ii) hereof.
Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

            (ii) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

            (iii) If your employment by the Company should be terminated by the Company other than for Cause or disability or your death or if you should terminate your employment for Good Reason, you shall be entitled to the benefits provided below:

                  (a) the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due;

                  (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Section 5(vii), a lump sum severance payment equal to 2.00 times (or such lesser number of years and partial years as may then be remaining until your normal retirement age under the Company Pension Plan) the sum of (l) the greater of (i) your annual rate of base salary in effect on the Date of Termination or (ii) your annual rate of base salary in effect immediately prior to the change in control of the Company and (2) the greater of
(i) the average of the last three annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to you preceding the Date of Termination or (ii) your target or budgeted annual bonus for the year that includes your Date of Termination;

                  (c) the Company shall pay to you all reasonable legal fees and expenses incurred by you as a result of such termination, including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (other than any such fees or expenses incurred in connection with any such claim which is determined by a court of competent jurisdiction to be frivolous) or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  (d) the Company shall allow you and your dependents to continue participation in the Company's medical benefits and life insurance plans for a period of 2.00 years from your Date of Termination.

            (iv) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as a result of employment by another employer, by retirement benefits, or by offset against any amount claimed to be owed by you to the Company, or otherwise.

      5.    Limit on Amounts Payable.

            (i) The severance pay and other payments, distributions and benefits provided by the Company to or for your benefit pursuant to this Executive Severance Agreement and under other plans, programs, and agreements may constitute Parachute Payments that are subject to the "golden parachute" rules of Code section 280G and the excise tax of Code section 4999. The Company and you intend to reduce any Parachute Payments (but not any payment, distribution or other benefit that is not a Parachute Payment) if, and only to the extent that, a reduction will allow you to receive a greater Net After Tax Amount than you would receive absent a reduction. The remaining provisions of this subsection describe how that intent will be effectuated.

            (ii) The Accounting Firm will first determine the amount of any Parachute Payments that are payable to you. The Accounting Firm will also determine the Net After Tax Amount attributable to your total Parachute Payments.

            (iii) The Accounting Firm will next determine the amount of your Capped Parachute Payments. Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to your Capped Parachute Payments.

            (iv) You will receive the total Parachute Payments unless the Accounting Firm determines that the Capped Parachute Payments will yield you a higher Net After Tax Amount, in which case you will receive the Capped Parachute Payments. If you will receive the Capped Parachute Payments, your total
Parachute Payments will be adjusted by first reducing the amount payable under any other plan, program, or agreement that, by its terms, requires a reduction to prevent a "golden parachute" payment under Code section 280G; by next reducing your benefit, if any, under this Executive Severance Agreement, to the extent it is a Parachute Payment; by next reducing the severance pay payable under Subsection 4(iii) of this Agreement; and thereafter by reducing Parachute Payments payable under other plans and agreements (with the reductions first coming from cash benefits and then from noncash benefits). The Accounting Firm will notify you and the Company if it determines that the Parachute Payments must be reduced to the Capped Parachute Payments and will send you and the Company a copy of its detailed calculations supporting that determination.

            (v) If, pursuant to paragraph (iv), you will receive the total Parachute Payments, the Company shall indemnify you and hold you harmless against all claims, losses, damages, penalties, expenses, and excise taxes. To effect this indemnification, the Company must pay you an additional amount (the "Gross-Up Payment") that after payment by you of all taxes, including, without limitation, any income, employment and excise taxes (and any interest and penalties imposed with respect thereto), imposed upon the Gross-Up Payment leaves you a net amount from the Gross-Up Payment equal to the excise tax under Code section 4999 imposed on the Parachute Payments. The determination of any additional amount that must be paid under this paragraph must be made by the Company in good faith.

            (vi) As a result of any uncertainty in the application of Code sections 280G and 4999 at the time that the Accounting Firm makes its determinations under Section 5, it is possible that amounts will have been paid or distributed to you that should not have been paid or distributed under this
Section 5 ("Overpayments"), or that additional amounts should be paid or distributed to you under this Section 5 ("Underpayments"). If the Accounting Firm determines, based on either controlling precedent, substantial authority or the assertion of a deficiency by the Internal Revenue Service against you or the Company, which assertion the Accounting Firm believes has a high probability of success, that an Overpayment has been made, then you shall have an obligation to pay the Company upon demand an amount equal to the sum of the Overpayment plus interest on such Overpayment at the prime rate provided in Code section 7872(f)(2) from the date of your receipt of such Overpayment until the date of such repayment; provided, however, that you shall be obligated to make such repayment if, and only to the extent, that the repayment would either reduce the amount on which you are subject to tax under Code section 4999 or generate a refund of tax imposed under Code section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify you and the Company of that determination and the Company will pay the amount of that Underpayment to you promptly in a lump sum, with interest calculated on such Underpayment at the prime rate provided in Code section 7872(f)(2) from the date such Underpayment should have been paid until actual payment.

            (vii) All  determinations  made by the  Accounting  Firm  under this
Section 5 are binding on you and the Company and must be made as soon as practicable but no later than thirty days after your Date of Termination. Within thirty days after your Date of Termination, the Company will pay to you the severance pay under Section 4 or the reduced Severance Amount as calculated by the Accounting Firm pursuant to Section 5.

            (viii) For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  (a) "Accounting Firm" means the public accounting firm retained as the Company's independent auditor as of the date immediately prior to the Change in Control. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, you shall be entitled to appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). If, however, such firm declines or is unable to undertake the determinations assigned to it under this Agreement, then "Accounting Firm" shall mean such other independent accounting firm mutually agreed upon by the Company and you.

                  (b) "Capped Parachute Payments" means the largest amount of Parachute Payments that may be paid to you without liability for any excise tax under Code section 4999.

                  (c) "Net After Tax Amount" means the amount of any Parachute Payments or Capped Parachute Payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any state or local income taxes applicable to you as in effect on the date of the payment under Section 5 of this Agreement. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Parachute Payments, as applicable, in effect for the year for which the determination is made.

                  (d) "Parachute Payment" means a payment that is described in Code section 280G(b)(2) (without regard to whether the aggregate present value of such payments exceeds the limit prescribed by Code section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code section 280G and the regulations promulgated thereunder, or, in the absence of final regulations, the proposed regulations promulgated under Code section 280G.

         6. Successors:  Binding Agreement.

            (i) The  Company  will  require  any  successor  (whether  direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a change in control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

      7. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under
Section 4 shall survive the expiration of the initial or any extension term of this Agreement if benefits have become payable under such section before such expiration.

      9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      10.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the Commonwealth of Virginia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

      12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of the Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.

      13. Effective Date. This Agreement shall become effective as of the date set forth below.

      If this letter sets forth our agreement on the subject matter thereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

Sincerely,


------------------------------
G. Gilmer Minor, III
Chairman, President and
Chief Executive Officer



Agreed as of the ___ day
of  ________,__________